UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2017

THE MOSAIC COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-1026454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota	55441

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 918-8270
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.04.	Mine Safety - Reporting of Shutdowns and Patterns of Violations.

On March 27, 2017, Mosaic Fertilizer, LLC (“Mosaic Fertilizer”), a subsidiary of The Mosaic Company, was issued an imminent danger order by the U.S. Department of Labor, Mine Safety and Health Administration, under section 107(a) of the Federal Mine Safety and Health Act of 1977, to stop certain activities allegedly being conducted by a third party at Mosaic Fertilizer's Four Corners mine in Bradley, Florida: a truck driver for Liquid Transport Corp., a third party unrelated to Mosaic Fertilizer, was allegedly standing on top of a tanker trailer approximately 12 feet off the ground without fall protection. The driver had been given hazard training when he entered the mine and fall protection was available. The driver was removed from the top of the trailer. No one was injured as a result of the incident.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: March 29, 2017	By:	/s/ Mark J. Isaacson
	Name:	Mark J. Isaacson
	Title:	Senior Vice President, General Counsel
and Corporate Secretary